UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On May 17, 2007, ArvinMeritor, Inc. (“ArvinMeritor” or “seller”) completed the sale of its emissions technologies business (“ET business”) to ET Cayman Holdings Limited, a private equity affiliate of J. P. Morgan Securities, Inc. (“purchaser”). Total consideration (including a $20 million note and assumption of certain liabilities) was $310 million, and is subject to subsequent adjustment for working capital and other items. In the second quarter of fiscal year 2007, the company recorded a $115 million ($90 million after-tax) non-cash impairment charge against the long-lived assets of the ET business to record ET at estimated fair value based upon the sale agreement. The impairment charge may be different than the ultimate loss recorded on the sale of ET and is subject to final reserves and adjustments after closing.

          The sale of the ET business was consummated pursuant to an Amended and Restated Purchase Agreement between ArvinMeritor and the purchaser, dated as of May 16, 2007 (“Amended Agreement”), which will be filed as exhibit 2 to this form 8-K. The Amended Agreement contains customary representations, warranties and covenants of the seller and purchaser. The Amended Agreement also includes provisions governing the retention by the seller and assumption by the purchaser of responsibilities with regard to environmental, warranty and other liabilities; transition of employees and responsibility for employee compensation and benefits; tax matters and post-closing taxes; use of trademarks and logos; treatment of joint venture interests; and post-closing indemnities between the seller and purchaser for losses arising from specified events. This description is only a summary of, and is qualified in its entirety by reference to, the terms of the Amended Agreement.

          An affiliate of the purchaser is the administrative agent and a lender under ArvinMeritor’s $900 million senior secured credit facility. In addition, affiliates of the purchaser have in the past provided and may from time to time in the future provide to ArvinMeritor certain commercial banking, financial advisory, investment banking and other services, for which they have received and will be entitled to receive fees.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2007

Unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2006 and the six months ended March 31, 2007

(d) Exhibits

2 – Amended and Restated Purchase Agreement between ArvinMeritor and ET Cayman Holdings Limited, dated as of May 16, 2007 (to be filed by amendment).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: May 22, 2007	By:	/s/ Vernon G. Baker, II

Vernon G. Baker, II

Senior Vice President and General Counsel

Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information gives effect to the sale of substantially all the net assets of our Emissions Technology business (the “ET business”). The unaudited pro forma condensed consolidated balance sheet gives effect to the sale as if the sale had been completed on March 31, 2007. The unaudited condensed consolidated statements of operations for the six months ended March 31, 2007 and the fiscal year ended September 30, 2006 are presented as if the sale had been completed on October 1, 2005.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position as of March 31, 2007, or results of operations for the six months ended March 31, 2007, or the fiscal year ended September 30, 2006, that would have actually been reported had the disposition occurred at the dates indicated, nor is it indicative of future financial position or results of operations. The unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of the company and the ET business.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
(In millions)

	ArvinMeritor Reported (a)	Disposition Adjustments		ArvinMeritor Pro Forma

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$222	$239	(d)	$461
Receivables, net	1,136	—		1,136
Inventories	486	—		486
Other current assets	240	—		240
Assets of discontinued operations	1,224	(1,086	)(c)	138

TOTAL CURRENT ASSETS	3,308	(847)		2,461

NET PROPERTY	706	—		706
GOODWILL	511	—		511
OTHER ASSETS	973	20	(e)	993

TOTAL ASSETS	$5,498	$(827)		$4,671

LIABILITIES AND SHAREOWNERS’ EQUITY
CURRENT LIABILITIES
Short-term debt	$17	$—		$17
Accounts payable	1,128	—		1,128
Other current liabilities	637	—		637
Liabilities of discontinued operations	805	(741	)(c)	64

TOTAL CURRENT LIABILITIES	2,587	(741)		1,846

LONG TERM DEBT	1,220			1,220
RETIREMENT BENEFITS	478	—		478
OTHER LIABILITIES	228	—		228
MINORITY INTERESTS	67	—		67

SHAREOWNERS’ EQUITY	918	(86	)(f)	832

TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY	$5,498	$(827)		$4,671

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended March 31, 2007
(In Millions, Except per Share Data)

	ArvinMeritor Reported (a)	Disposition Adjustments		ArvinMeritor Pro Forma

Sales	$3,195	$—		$3,195
Cost of sales	(2,948)	—		(2,948)

GROSS MARGIN	247	—		247
Selling, general and administrative	(172)	—		(172)
Restructuring costs	(37)	—		(37)
Other income	12	—		12

OPERATING INCOME	50	—		50
Equity in earnings of affiliates	14	—		14
Interest expense, net and other	(61)	8	(g)	(53)

INCOME BEFORE INCOME TAXES	3	8		11
Provision for income taxes	(1)	(3)		(4)
Minority Interest	(5)	—		(5)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(3)	5		2

BASIC EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.04)	$0.07		$0.03

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.04)	$0.07		$0.03

Basic average common shares outstanding	69.8	69.8		69.8

Diluted average common shares outstanding (i)	69.8	70.8		70.8

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended September 30, 2006
(In Millions, Except per Share Data)

	ArvinMeritor Reported (b)	ET Business Results (h)	Disposition Adjustments		ArvinMeritor Pro Forma

Sales	$9,195	$2,942	$—		$6,253
Cost of sales	(8,607)	(2,848)	—		(5,759)

GROSS MARGIN	588	94	—		494
Selling, general and administrative	(380)	(59)	—		(321)
Goodwill impairment	(310)	(310)	—		—
Restructuring costs	(37)	(20)	—		(17)
Other income	20	—	—		20

OPERATING INCOME (LOSS)	(119)	(295)	—		176
Equity in earnings of affiliates	36	4	—		32
Interest expense, net and other	(133)	(2)	15	(g)	(116)

INCOME (LOSS) BEFORE INCOME TAXES	(216)	(293)	15		92
Benefit (provision) for income taxes	56	4	(5)		47
Minority Interest	(14)	—	—		(14)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(174)	$(289)	$10		$125

BASIC EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(2.51)	$(4.17)	$0.14		$1.80

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(2.51)	$(4.12)	$0.14		$1.78

Basic average common shares outstanding	69.3	69.3	69.3		69.3

Diluted average common shares outstanding (i)	69.3	70.2	70.2		70.2

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a) Historical financial position and results of operations as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The results of the ET business are reported as discontinued operations for the six months ended March 31, 2007 and, therefore; do not require adjustment to income from continuing operations. Assets and liabilities of the ET business at March 31, 2007, as defined by the Amended and Restated Purchase Agreement, dated as of May 16, 2007, are included in assets and liabilities of discontinued operations.

(b) Historical results of operations as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006. The results of the ET business were reported in income from continuing operations for the fiscal year ended September 30, 2006.

(c) To eliminate the ET business disposed assets and liabilities following sale to ET Cayman Holdings Limited.

(d) To record an increase in cash associated with the net proceeds from the sale of the ET business to ET Cayman Holdings Limited. The net cash proceeds are subject to post-closing adjustment based upon the closing net asset value of the ET business.

(e) To record a $20 million subordinated note receivable issued to ArvinMeritor at closing.

(f) To record the impact of the sale of the ET business on shareowners’ equity. Adjustment is for the reversal of $86 million of deferred foreign currency translation gains recorded in Accumulated Other Comprehensive Loss.

(g) To adjust for estimated interest savings based on lower borrowing levels on the senior secured revolving credit facility during the period due to higher cash balances. Interest on the revolving credit facility is based on quoted LIBOR rates plus a margin. At March 31, 2007, the margin over LIBOR was 150 basis points.

(h) To reclassify the results of the ET business for the fiscal year ended September 30, 2006 from income from continuing operations to discontinued operations.

(i) The company's pro-forma income from continuing operations resulted in an adjustment to diluted common shares outstanding for the dilutive impact of common stock options, restricted stock, and performance share awards.